Exhibit 99.3

Information Relating to Part II.

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of 10,000,000 ordinary shares of Cushman & Wakefield plc, registered pursuant to the shelf Registration Statement on Form S-3 (Registration No. 333-234624) filed on November 12, 2019, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated, except the Securities and Exchange Commission filing fee, which was paid in connection with the filing of the prospectus supplement, dated June 2, 2021, to the prospectus contained in the Registration Statement.

Amount to be paid
Securities and Exchange Commission registration fee	$23,525
Printing expenses	$75,000
Legal fees and expenses	$300,000
Accounting fees and expenses	$75,000
Miscellaneous fees and expenses	$26,475

Total	$500,000